EXHIBIT 99.1

PCMC Will Present at SCIA National Small Cap Syndicate Conference

LAS VEGAS, NV - August 8, 2008 - Public Company Management Corporation (OTCBB: PCMC) has accepted an invitation to present at the Southern California Investment Association’s (SCIA) National Small Cap Syndicate Conference on August 9, 2008, to highlight the PCMC business model, operational milestones and company objectives and outlook. PCMC seeks to benefit from SCIA’s expanding national alliance of hundreds of influential firms plus associates including broker/dealers, investment and merchant bankers, investment advisors, analysts, financial service managers, capital formation service providers, fund managers, institutions, media and accredited investors.

“This high-profile investor conference offers an ideal venue to share the PCMC business model with potential investors, prospective clients, potential business allies and funding groups,” said Stephen Brock, PCMC CEO and President.“At the conference, we will work to further our goal of providing small businesses with a low-cost solution to refine their business processes, learn about the capital markets and access the benefits of trading as public companies. As we approach our fourth anniversary as a public company on October 1, 2008, we are in a position to outline many achievements, developments and future plans regarding the PCMC business model.”

About Public Company Management Corporation

PCMC is a management consulting firm that educates and assists small businesses to improve their management, corporate governance, regulatory compliance and other business processes with a focus on capital market participation. We provide solutions to clients at various stages of the business lifecycle:

•	Educational products to improve business processes or explore entering the capital markets.

•	Consulting to early-stage companies planning for growth.

•	Management consulting services to companies seeking to enter the public capital markets via self-underwriting or direct public offering or move from one capital market to another.

•	Regulatory compliance services to fully reporting, publicly traded companies.

As a public company with its common stock quoted and traded on the OTCBB, PCMC endeavors to lead by example.

In an effort to engender greater awareness, transparency and mainstream legitimacy to the OTCBB, a frequently misunderstood capital market, PCMC has established the PCMC Bulletin Board 30 Index®, which can be viewed at http://PublicCompanyManagement.com/PCMC-30. The companies listed in the index are not clients of PCMC and PCMC does not own any of their securities.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding PCMC's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which PCMC operates which could have a material effect on PCMC's current business model, the ability of PCMC's clients to access capital markets, become fully reporting, publicly traded companies or to satisfy the SEC periodic or other reporting and/or corporate governance requirements if such clients were to become fully reporting public companies, and the ability of PCMC or any of its subsidiaries to consult with or advise its clients with respect to accomplishing any of the same. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in PCMC's filings with the SEC. PCMC assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTCBB: PCMC)

Contact:
Public Company Management Corporation
Stephen Brock
Chief Executive Officer
Phone: (702) 222-9076
sbrock@PublicCompanyManagement.com
http://www.PublicCompanyManagement.com

Source: Public Company Management Corporation